SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2002

LIVEWORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26657	77-0426524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Orchard City Drive, Suite 110
Campbell, CA 95008

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 871-5200

(Former name or former address, if changed since last report)

Item 4.    Change in Registrant’s Certifying Accountant

(a)	Previous Independent Accountants

(i)	On August 8, 2002 the Company dismissed KPMG, LLP as its independent accountants.

(ii)
The audit reports of KPMG, LLP on the financial statements of LiveWorld, Inc. (the “Company”) as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle except as follows:

KPMG LLP’s report on the financial statements of the Company as of and for the years ended December 31, 2001 and 2000, contained a separate paragraph stating “the Company’s recurring net losses, amounts of cash used in operating activities and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(iii)	On August 8, 2002, the decision to appoint a new independent accountant was approved by the Company’s Board of Directors.

(iv)
In connection with its audits for the two most recent fiscal years and through the date of this Report, the Company has had no disagreements with KPMG, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, LLP would have caused it to make reference thereto in their report on the financial statements of the Company for such years.

(v)	During the Company’s two most recent fiscal years and through the date of this Report, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of the Regulation S-K).

(vi)
The Company has requested that KPMG, LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 12, 2002 is filed as Exhibit 16 to this Form 8-K.

(b)	New Independent Accountants

(i)
The Company engaged Stonefield-Josephson, Inc. as its new independent accountants as of August 8, 2002. During the two most recent fiscal years and through the date of this Report, the Company has not consulted with Stonefield-Josephson, Inc. regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Stonefield-Josephson, Inc. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction of Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.    Other Events

LiveWorld reports additional expense reduction July 2002 and August 2002 actions including downsizing of its Board of Directors and change in Audit firm, as part of its strategy to aggressively manage expenses, cash position and cash runway.

1)
Expense Reduction:    Continuing its strategy of aggressive management of expenses and cash position, LiveWorld’s management team and Board of Directors is undertaking further reduction of expenses it deems not to be directly adding value to the business. Specifically the Company has decided to reduce expenses associated with maintaining a multi-person board of directors, including not renewing the Company’s D&O insurance.

2)
Downsizing of Board of Directors and Associated Resignations By Three Board Members:    For the sole reason of supporting these expense reductions, the Board voted to reduce the size of the Board to 1 position, and subsequently, three board member (Barry Weinman, David Watkins, and Stephen Lake) resigned their positions, leaving Chairman and CEO Peter Friedman to fill the one remaining position on the Board. Mr Friedman was reelected to the Board during Q2 2002, by a significant majority of the votes cast.

3)
Change in Auditor:    See Item 4 for a description of a change in the Company’s independent accountants. Given the need for time to effect a transition, the Company currently expects to file for an extension for filing its Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002.

4)
Financial Impact of Changes:    The Company current expects the financial impact of the above changes to be consistent with the changes reported in the Company’s Current Report on Form 8-K filed July 10, 2002.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

16        Letter from KPMG, LLP to the Securities & Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWORLD, INC.

Date: August 12, 2002	By:	/s/ PETER H. FRIEDMAN
Peter H. Friedman Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.	Letter from KPMG, LLP to the Securities & Exchange Commission